As  filed with the Securities and Exchange Commission on March 4, 2008
                                                              File No. 811-10149
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
                                 AMENDMENT NO. 4


                            PIC TECHNOLOGY PORTFOLIO
               (Exact name of registrant as specified in charter)


        300 North Lake Avenue
             Pasadena, CA                                  91101-4106
(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's Telephone Number (including area code): (626) 449-8500

                               William T. Warnick
                          Provident Investment Counsel
                              300 North Lake Avenue
                             Pasadena, CA 91101-4106
               (Name and address of agent for service of process)

                                    copy to:
                                 Michael Glazer
                      Paul, Hastings, Janofsky & Walker LLP
                              555 S. Flower Street
                              Los Angeles, CA 90071

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                                     PART A.
                            PIC TECHNOLOGY PORTFOLIO


Item 1. Front and Back Cover Pages

Not applicable.

Item 2. Risk/Return Summary: Investments, Risks, and Performance

Not applicable.

Item 3. Risk/Return Summary: Fee Table

Not applicable.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

Goal: Long term growth of capital.

Strategy: The PIC Technology Portfolio (the "Portfolio") invests at least 80% of its assets in the common stock of companies in the information technology sector of all sizes - ranging from companies with market capitalizations (total market price of publicly traded shares) of $200 million to more than $200 billion. For this purpose, the "information technology sector" means companies that the Portfolio's investment advisor, Provident Investment Counsel ("PIC" or the "Advisor"), considers to be principally engaged in the development, production, or distribution of products or services related to the processing, storage, transmission or presentation of information or data (such as, for example, computer hardware and software, and telecommunications products and services). PIC considers a company to be principally engaged in the information technology sector if at the time of investment PIC determines that (i) a significant portion of the company's assets, gross income, net profits or growth rate are committed to or derived from the sector, or (ii) the company has the potential for capital appreciation primarily as a result of particular products, technology, patents or other market advantages in the sector.

In selecting investments, PIC does an analysis of individual companies and invests in those companies which it believes are currently experiencing earnings and revenue growth above the average of their industry peers and the equity market in general (as represented by the Standard & Poor's 500 Stock Price Index). PIC may also, to a limited degree, analyze new or unseasoned companies, including companies making initial public offerings. The Portfolio invests primarily in securities of U.S. issuers, but may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio is "non-diversified" and may invest more of its assets in fewer issuers than a "diversified" investment company.

The Portfolio may engage in short sales of securities. Although PIC does not intend that short sales of securities will be a consistent investment strategy, it believes that short sale flexibility is desirable in view of the volatile markets in the technology sector. In a short sale, the Portfolio sells stocks which it does not own, making delivery with securities borrowed from a broker. The Portfolio must replace the borrowed security by purchasing it at the market price at the time of replacement (which can range from one day to more than a year). Until the security is replaced, the Portfolio pays the broker a negotiated portion of any dividends or interest which accrue during the period of the loan, and segregates assets sufficient to cover the repurchase price.

PIC supports its selection of individual securities through intensive research and uses qualitative and quantitative disciplines to determine when securities should be sold. PIC's research professionals meet personally with the majority of the senior officers of the companies in the Portfolio to discuss their abilities to generate strong revenue and earnings growth in the future.

PIC's investment professionals focus on individual companies rather than trying to identify the best market sectors going forward. They not only analyze information made publicly available by companies in which the Portfolio has invested or is considering for investment, but also gather information through visits with company management and review of information available from others in the company's industry. This is often referred to as a "bottom-up" approach to investing. PIC seeks companies that have displayed strong market share, return on equity, reinvestment rates and sales and dividend growth. Companies with significant management ownership of stock, strong management goals, plans and controls; and leading proprietary positions in given market niches are especially attractive. Finally, the valuation of each company is assessed relative to its industry, earnings growth and the market in general (as represented by the S&P 500 Index).

The Portfolio seeks long term growth of capital by investing primarily in the common stock of companies in the information technology sector of all sizes-- ranging from companies with market capitalizations (total market price of publicly traded shares) of $200 million to more than $200 billion. For this purpose, the "information technology sector" means companies that PIC considers to be principally engaged in the development, production, or distribution of products or services related to the processing, storage, transmission or presentation of information or data. This includes a wide range of products and services, such as:

o computer hardware and software of any kind, including semiconductors, minicomputers, and peripheral equipment

o    telecommunications products and services

o multimedia products and services, including goods and services used in the broadcast and media industries

o    data processing products and services

o internet companies and other companies engaged in or providing products or services for e- commerce.

PIC considers a company to be principally engaged in the information technology sector if at the time of investment PIC determines that (i) a significant portion of the company's assets, gross income, net profits or growth rate are committed to or derived from the sector, or (ii) the company has the potential for capital appreciation primarily as a result of particular products, technology, patents or other market advantages in the sector. PIC will invest at least 80%, and normally at least 95%, of the Portfolio's total assets in these securities. The Portfolio is "non-diversified" and may invest more of its assets in fewer issuers than many other funds.

Investing in technology companies may involve greater risk than investing in other industries. Stock prices of such companies are particularly vulnerable to rapid changes in product cycles, government regulation, high personnel turnover and shortages of skilled employees, product development problems, and aggressive pricing and other forms of competition. Technology stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. The value of the Portfolio's shares will also be more susceptible to adverse developments affecting any single portfolio investment than more diversified funds.

Most companies making initial public offerings involve a high degree of risk not normally associated with more seasoned companies. They generally have limited operating histories, and their prospects for future profitability are uncertain. They often are engaged in new and evolving businesses, and are particularly vulnerable to the technology sector risks described above. They may be dependent on certain key managers and third parties, need more personnel and other resources to manage growth, and require significant additional capital. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable due to the absence of a prior public market, the small number of shares available for trading, and limited investor information. The Portfolio may be unable to purchase such shares directly from the underwriters at the offering price, and may be required to purchase the shares in the aftermarket at substantially higher prices, making it more difficult for the Portfolio to make a profit. The Portfolio may be required to agree to contractual restrictions on its resale of certain IPOs for periods ranging from 30 to 180 days after the initial public offering, during which the Portfolio may not be able to sell the shares even if their value declines as a result of adverse market movements. The Portfolio invests primarily in securities of U.S. issuers, but may invest up to 25% of its total assets in foreign securities. Foreign investments involve additional risks including currency fluctuations, political and economic instability, differences in financial reporting standards, and less stringent regulation of securities markets.

In determining whether to sell a security, PIC considers the following: (a) a fundamental change in company or industry outlook; (b) the company has met or exceed PIC's price target; (c) a review of stocks that have declined 15% from a recent high or purchase price; (d) a review of bottom decile performers; (e) a review of relative price/earnings ratios for over valuation to forward earnings; and (d) a sector is being de-emphasized. These considerations are based on PIC's research, including analytical procedures, market research and, although not always possible, meetings or discussions with management of the company.

Although the annual portfolio turnover rate of the Portfolio will generally not exceed 100%, it may from time to time be as high as 200%. As described above, this has the potential to result in higher capital gains and tax liability for shareholders, and higher transaction costs which could negatively affect the Portfolio's performance.

PIC normally invests the Portfolio's assets according to its investment strategy. However, the Portfolio may depart from its principal investment strategies by making short-term investments in high-quality cash equivalents for temporary, defensive purposes. At those times, the Portfolio would not be seeking its investment objective.

Principal Risks

Market Risk: The value of the Portfolio's investments will vary from day to day. The value of the Portfolio's investments generally reflect market conditions, interest rates and other company, political and economic news. Stock prices can rise and fall in response to these factors for short or extended periods of time. Therefore, when you sell your shares, you may receive more or less money than you originally invested.

Technology Sector Risk: The Portfolio will concentrate its investments in the information technology sector. Market or economic factors impacting that industry sector could have a major effect on the value of the Portfolio's investments. Stock prices of technology companies are particularly vulnerable to rapid changes in technology product cycles, government regulation, high personnel turnover and shortages of skilled employees, product development problems, and aggressive pricing and other forms of competition. In addition, technology stocks, especially those of smaller, less-seasoned companies, tend to have high price/earnings ratios and to be more volatile than the overall market.

IPO Risk: The Portfolio may invest in companies making initial public offerings ("IPOs"). These involve a high degree of risk not normally associated with more seasoned companies. They generally have limited operating histories, and their prospects for future profitability are uncertain. They often are engaged in new and evolving businesses, may be dependent on certain key managers and third parties, need more personnel and other resources to manage grown, and require significant additional capital. Investors in IPOs can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. Stock prices of IPOs can also be highly unstable due to the absence of a prior public market, the small number of shares available for trading, and limited investor information.

Non-Diversified Risk: The Portfolio may invest more of its assets in fewer issuers than many other funds. It will be more susceptible to adverse developments affecting any single issuer than other funds, which could result in greater losses than a diversified fund.

Small Company Risk: The securities of small, less well-known companies may be more volatile than those of larger companies. Small companies may have limited product lines, markets or financial resources and their management be dependent on a limited number of key individuals. Securities of these companies may have limited market liquidity.

Short Sales Risk: The Portfolio may invest in short sales of securities. The Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The Portfolio will realize a gain if the security declines in price between those dates. The amount of any gain realized will be decreased and the amount of any loss will be increased by any dividends or interest the Portfolio may be required to pay in connection with the short sale.

Foreign Securities: Investments in foreign securities involve risks that are not typically associated with domestic securities. The performance of foreign securities depends on different political and economic environments and other overall economic conditions than domestic securities. Changes in foreign currency exchange rates will affect the values of investments quoted in currencies other than the U.S. dollar. Less information may be publicly available about foreign issuers. Foreign stock markets have different clearance and settlement procedures, and higher commissions and transaction costs, than U.S. markets. Certain other adverse developments could occur, such as expropriation or confiscatory taxation, political or social instability, or other developments that could adversely affect the Portfolio's investments and its ability to enforce contracts.

Portfolio Turnover Risk: The Portfolio may from time to time have a high annual portfolio turnover rate (100% or more). This has the potential to result in the realization and distribution to shareholders of higher capital gains. This may mean that shareholders would be likely to have a higher tax liability. A high portfolio turnover rate also leads to higher transaction costs, which could negatively affect the Portfolio's performance.

Item 5. Management's Discussion of Fund Performance

Not applicable

Item 6. Management, Organization, and Capital Structure

The Advisor

PIC is the advisor to the Portfolio. PIC's address is 300 North Lake Avenue, Pasadena, CA 91101. PIC traces its origins to an investment partnership formed in 1951. It is now an indirect, wholly owned subsidiary of Old Mutual plc. Old Mutual is a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. An investment committee of PIC formulates and implements an investment program for the Portfolio, including determining which securities should be bought and sold.

The Portfolio pays an annual investment advisory fee to PIC for managing the Portfolio's investments. During the fiscal year ended October 31, 2001, PIC waived all advisory fees accrued by the Portfolio.

Items 7 and 8.  Shareholder Information; Distribution Arrangements

Interests in the Portfolio are issued solely to institutional investors, including regulated investment companies, group trusts governed by Section 501(a) of the Internal Revenue Code of 1986 (the "Code"), common trust funds governed by Section 584 of the Code and similar collective investment arrangements in transactions which do not involve any "public offering" within the meaning of the Securities Act of 1933 (the "1933 Act").

If accepted by the Portfolio, investments may be made in exchange for securities which are eligible for acquisition by the Portfolio. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Portfolio and must be delivered to the Portfolio by the investor upon receipt from the issuer. The Portfolio will not accept securities in exchange for Interests in the Portfolio unless: (i) such securities are, at the time of the exchange, eligible for purchase by the Portfolio; (ii) the investor represents that all securities offered to be exchanged are not subject to any transfer restrictions; (iii) the value of any such securities (except U.S. Government securities) being exchanged together with any other securities of the same issuer owned by the Portfolio will not exceed 5% of the Portfolio's net assets immediately after the transaction; and (iv) such securities are consistent with the Portfolio's investment objective and policies.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 4:00 p.m., Eastern time, on each business day, the value of each such investor's Interests in the Portfolio will be determined by multiplying the Portfolio's net asset value by the percentage, effective for that day, which represents that investor's share of the aggregate Interests in the Portfolio. Any additions or withdrawals which are to be effected on that day will then be effected. The Investor's percentage of the aggregate Interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern time, on such day, plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the Portfolio's aggregate net asset value as of 4:00 p.m., Eastern time, on such day, plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern time, on the following business day. Net asset value per Interest for each Portfolio as of such time is determined by dividing the total value of the Portfolio's assets, less any liabilities, by 100 (the percentage which represents the aggregate Interests in the Portfolio).

There is no sales charge on Interests in the Portfolio, and the Portfolio does not use its assets for distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). There is no minimum investment in the Portfolio. The Portfolio reserves the right to reject any investment.

The net asset value of the Portfolio is determined as of the close of regular trading (currently 4:00 p.m., New York time) on each day that the New York Stock Exchange is open for trading. The net asset value of the Portfolio is the value of the Portfolio's assets, less its liabilities.

The Portfolio values its investments on the basis of the market value of the securities. Securities and other assets for which market prices are not readily available are valued at fair value as determined in good faith pursuant to policies adopted by the Board of Trustees of the Portfolio. The fair value of debt securities with remaining maturities of 60 days or less is normally their amortized cost value, unless conditions indicate otherwise. Cash and receivables will be valued at their face amounts. Interest will be recorded as accrued and dividends will be recorded on their ex-dividend date.

A Holder wishing to redeem Interests may do so at any time by writing or wiring to the Portfolio in care of its Custodian at P.O. Box 8950, Wilmington DE 19899, or by delivering instructions to the Custodian at 103 Bellevue Parkway, Wilmington, Delaware 19809. The redemption request should identify the Portfolio, specify the amount to be redeemed and be signed by an authorized person of the Holder. If the request is not properly executed, the amount specified will be redeemed after receipt of the properly executed request. Payment for Interests tendered will be made within seven days after receipt by the Portfolio of instructions properly executed. However, payment may be delayed under unusual circumstances, as specified in the 1940 Act or as determined by the Securities and Exchange Commission. Payment will be sent only to Holders at the address of record.

Redemptions-in-kind

The Portfolio has the right to pay redemption proceeds to a Holder in whole or in part by a distribution of securities from the Portfolio's portfolio. It is not expected that the Portfolio would do so except in unusual circumstances. If the Portfolio pays redemption proceeds to a Holder by a distribution of securities, the Holder could incur brokerage or other charges in converting the securities to cash.

The Portfolio will not make any distributions of dividends or capital gains.

Redemption of Small Accounts

In order to reduce the Portfolio's expenses, the Board of Trustees is authorized to cause the redemption of all of the Interests of any Holder whose account has declined to a net asset value of less than $500, as a result of a transfer or redemption, at the net asset value determined as of the close of business on the business day preceding the sending of proceeds of such redemption. The Portfolio would give Holders whose Interests were being redeemed 60 days' prior written notice in which to purchase sufficient Interests to avoid such redemption.

Federal Taxes

The Portfolio intends to be treated as a partnership rather than as a regulated investment company or a corporation under the Code as long as such qualification is in the best interests of the investors. As a partnership under the Code, any interest, dividends and gains or losses of the Portfolio will be deemed to have been "passed through" to the investors in the Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Portfolio or such losses have been realized and recognized by the investors. Therefore, to the extent the Portfolio were to accrue but not distribute any interest, dividends or gains, the investors would be deemed to have realized and recognized their proportionate share of interest, dividends, gains or losses realized and recognized by the Portfolio without receipt of any corresponding distribution. Each investor will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such shares will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

The Portfolio's taxable year-end is October 31. Although the Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

A taxable gain or loss may be realized by an investor upon its redemption, transfer or exchange of interests, depending upon the tax basis of such interests and their price at the time of redemption, transfer or exchange.

Investors will be advised at least annually as to the federal income tax consequences of any interest, dividends and gains or losses accrued each year by the Portfolio. The foregoing is only a brief summary of some of the important federal tax considerations generally affecting the Portfolio and its investors, and is based on federal tax laws and regulations which are in effect as of the date of this Registration Statement. Such laws and regulations may be changed by legislative or administrative actions. Potential investors should consult their tax advisers with specific reference to their own situations.

Item 9. Financial Highlights Information

Not applicable.




                                     PART B.

                            PIC TECHNOLOGY PORTFOLIO

                       STATEMENT OF ADDITIONAL INFORMATION

Item 10.  Cover Page and Table of Contents

     This Statement of Additional Information of the PIC Technology Portfolio (the "Portfolio") is not a prospectus, and it should be read only in conjunction with Part A of this Registration Statement. The date of this Statement of Additional Information is February 28, 2002.


Item 10.  Cover Page and Table of Contents
Item 11.  Portfolio History
Item 12.  Description of the Portfolio and its Investments and Risks
Item 13.  Management of the Portfolio
Item 14.  Control Persons and Principal Holders of Securities.
Item 15.  Investment Advisory and Other Services
Item 16.  Brokerage Allocation and Other Practices.
Item 17.  Capital Stock and Other Securities
Item 18.  Purchase, Redemption and Pricing of Share
Item 19.  Taxation of the Portfolio
Item 20.  Underwriters
Item 21.  Calculation of Performance Data.
Item 22.  Financial Statements
Appendix

Item 11.  Portfolio History

     The Portfolio was organized as a trust under the laws of the State of New York on July 13, 2000 primarily to serve as an investment vehicle for certain series of PIC Investment Trust, an open- end registered investment company.

Item 12.  Description of the Portfolio and Investments and Risks.

     The investment objective of the Portfolio is to provide capital appreciation. There is no assurance that the Portfolio will achieve its objective. The Portfolio's investment objective cannot be changed without shareholder approval.

     The Portfolio is an open-end, management, non-diversified investment company.

     The Portfolio may sell its shares to other mutual funds or institutional investors. All investors in the Portfolio invest on the same terms and conditions and pay a proportionate share of the Portfolio's expenses. However, investors in the Portfolio may sell their shares to the public at different prices as a result of the imposition of differing sales charges or operating expenses. You should be aware that these differences may result in different returns from those of investors in entities investing in the Portfolio. Information concerning other holders of interests in the Portfolio is available by calling (800) 618-7643.

     The discussion below supplements information contained in the prospectus as to policies of the Portfolio. Provident Investment Counsel, the investment advisor to the Portfolio (the "Advisor" or "PIC"), may not buy all of these instruments or use all of these techniques to the full extent permitted unless it believes that doing so will help the Portfolio achieve its goals.

     Equity Securities. Equity securities are common stocks and other kinds of securities that have the characteristics of common stocks. These other securities include bonds, debentures and preferred stocks which can be converted into common stocks. They also include warrants and options to purchase common stocks.

     Short-Term Investments. Short-term investments are debt securities that mature within a year of the date they are purchased by the Portfolio. Some specific examples of short-term investments are commercial paper, bankers' acceptances, certificates of deposit and repurchase agreements. The Portfolio will only purchase short-term investments which are "high quality," meaning the investments have been rated A-1 by Standard & Poor's Rating Group ("S&P") or Prime-1 by Moody's Investors Service, Inc. ("Moody's"), or have an issue of debt securities outstanding rated at least A by S&P or Moody's. The term also applies to short-term investments that PIC believes are comparable in quality to those with an A-1 or Prime-1 rating. U.S. Government securities are always considered to be high quality.

     Repurchase Agreements. Repurchase agreements are transactions in which the Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security. The purchaser maintains custody of the underlying securities prior to their repurchase; thus the obligation of the bank or dealer to pay the repurchase price on the date agreed to is, in effect, secured by such underlying securities. If the value of such securities is less than the repurchase price, the other party to the agreement will provide additional collateral so that at all times the collateral is at least equal to the repurchase price.

     Although repurchase agreements carry certain risks not associated with direct investments in securities, the Portfolio intends to enter into repurchase agreements only with banks and dealers believed by the Advisor to present minimum credit risks in accordance with guidelines established by the Board of Trustees. The Advisor will review and monitor the creditworthiness of such institutions under the Board's general supervision. To the extent that the proceeds from any sale of collateral upon a default in the obligation to repurchase were less than the repurchase price, the purchaser would suffer a loss. If the other party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there might be restrictions on the purchaser's ability to sell the collateral and the purchaser could suffer a loss. However, with respect to financial institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, the Portfolio intends to comply with provisions under such Code that would allow it immediately to resell the collateral.

     Options Activities. The Portfolio may write call options on stocks and stock indices, if the calls are "covered" throughout the life of the option. A call is "covered" if the Portfolio owns the optioned securities. When the Portfolio writes a call, it receives a premium and gives the purchaser the right to buy the underlying security at any time during the call period at a fixed exercise price regardless of market price changes during the call period. If the call is exercised, the Portfolio will forgo any gain from an increase in the market price of the underlying security over the exercise price.

     The Portfolio may purchase a call on securities to effect a "closing purchase transaction, "which is the purchase of a call covering the same underlying security and having the same exercise price and expiration date as a call previously written by the Portfolio on which it wishes to terminate its obligation. If the Portfolio is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call previously written by the Portfolio expires (or until the call is exercised and the Portfolio delivers the underlying security).

     The Portfolio also may write and purchase put options ("puts"). When the Portfolio writes a put, it gives the purchaser of the put the right to sell the underlying security to the Portfolio at the exercise price at any time during the option period. When the Portfolio purchases a put, it pays a premium in return for the right to sell the underlying security at the exercise price at any time during the option period. If any put is not exercised or sold, it will become worthless on its expiration date.

     The Portfolio's option positions may be closed out only on an exchange which provides a secondary market for options of the same series, but there can be no assurance that a liquid secondary market will exist at a given time for any particular option.

     In the event of a shortage of the underlying securities deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered, it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

     Futures Contracts and Related Options. The Portfolio may buy and sell stock index futures contracts and options on futures contracts. The Portfolio will not engage in transactions in futures contracts or related options for speculation, but may enter into futures contracts and related options for hedging purposes, for the purpose of remaining fully invested or maintaining liquidity to meet shareholder redemptions, to minimize trading costs, or to invest cash balances.

     A futures contract is an agreement between two parties to buy and sell a security or an index for a set price on a future date. Futures contracts are traded on designated "contract markets" which, through their clearing corporations, guarantee performance of the contracts. Entering into a futures contract for the sale of securities has an effect similar to the actual sale of securities, although sale of the futures contract might be accomplished more easily and quickly. Entering into futures contracts for the purchase of securities has an effect similar to the actual purchase of the underlying securities, but permits the continued holding of securities other than the underlying securities.

     A stock index futures contract does not require the physical delivery of securities, but merely provides for profits and losses resulting from changes in the market value of the contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date, a final cash settlement occurs. Changes in the market value of a particular stock index futures contract reflects changes in the specified index of equity securities on which the future is based.

     A futures option gives the holder, in return for the premium paid, the right to buy (call) or sell (put) to the writer of the option a futures contract at a specified price at any time during the term of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price.

     There are several risks in connection with the use of futures contracts. In the event of an imperfect correlation between the futures contract and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Portfolio may be exposed to risk of loss. Further, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures on stock indices.

     In addition, the market prices of futures contracts may be affected by certain factors. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the securities and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions.

     Finally, positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures. There is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time.

     Investments in futures options involve some of the same risks as investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option, and an option may be more risky than ownership of the futures contract. In general, the market prices of options are more volatile than the market prices of the underlying futures contracts. However, the purchase of options on futures contracts may involve less potential risk to the Portfolio because the maximum amount at risk is limited to the premium paid for the option plus transaction costs.

     The Portfolio will not purchase or sell futures contracts or options on futures contracts if, as a result, the sum of the amount of margin deposit on the Portfolio's futures positions and premiums paid for such options would exceed 5% of the market value of the Portfolio's net assets.

     Foreign Securities. The Portfolio may invest in foreign issuers in foreign markets. In addition, the Portfolio may invest in American Depositary Receipts ("ADRs"), which are receipts, usually issued by a U.S. bank or trust company, evidencing ownership of the underlying securities. Generally, ADRs are issued in registered form, denominated in U.S. dollars, and are designed for use in the U.S. securities markets. A depositary may issue unsponsored ADRs without the consent of the foreign issuer of securities, in which case the holder of the ADR may incur higher costs and receive less information about the foreign issuer than the holder of a sponsored ADR. The Portfolio may invest no more than 25% of its total assets in foreign securities, and it will only purchase foreign securities or ADRs that are listed on a national securities exchange or included in the NASDAQ system.

     Foreign securities and securities issued by U.S. entities with substantial foreign operations may involve additional risks and considerations. These include risks relating to political or economic conditions in foreign countries, fluctuations in foreign currencies, withholding or other taxes, operational risks, increased regulatory burdens and the potentially less stringent investor protection and disclosure standards of foreign markets. All of these factors can make foreign investments, especially those in developing countries, more volatile.

     Forward Foreign Currency Exchange Contracts. The Portfolio may enter into forward contracts with respect to specific transactions. For example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Portfolio may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. The Portfolio will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

     The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the
Portfolio to sustain losses on these contracts and transaction costs. The Portfolio may enter into forward contracts or maintain a net exposure to such contracts only if (1) the consummation of the contracts would not obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's securities or other assets denominated in that currency or (2) the Portfolio maintains a segregated account as described below. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Advisor believes it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolio will be served.

     At or before the maturity date of a forward contract that requires the Portfolio to sell a currency, the Portfolio may either sell a security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Portfolio may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Portfolio would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts.

     The cost to the Portfolio of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

     Short Sales. The Portfolio is authorized to make short sales of securities in an amount not exceeding 15% of the Portfolio's net assets.

     In a short sale, the Portfolio sells a security which it does not own, in anticipation of a decline in the market value of the security. To complete the sale, the Portfolio must borrow the security (generally from the broker through which the short sale is made) in order to make delivery to the buyer. The Portfolio is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The Portfolio is said to have a "short position" in the securities sold until it delivers them to the broker. The period during which the Portfolio has a short position can range from one day to more than a year. Until the security is replaced, the proceeds of the short sale are retained by the broker, and the Portfolio is required to pay to the broker a negotiated portion of any dividends or interest which accrue during the period of the loan. To meet current margin requirements, the Portfolio is also required to deposit with the broker additional cash or securities so that the total deposit with the broker is maintained daily at 150% of the current market value of the securities sold short (100% of the current market value if a security is held in the account that is convertible or exchangeable into the security sold short within 90 days without restriction other than the payment of money).

     Short sales by the Portfolio create opportunities to increase the Portfolio's return but, at the same time, involve specific risk considerations and may be considered a speculative technique. Since the Portfolio in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the Portfolio's net asset value per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Portfolio may be required to pay in connection with the short sale. Furthermore, under adverse market conditions, the Portfolio might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

     Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements, which involve the sale of a security by the Portfolio and its agreement to repurchase the security at a specified time and price. The Portfolio will maintain in a segregated account with the Custodian cash, U.S. Government securities or other appropriate liquid securities in an amount sufficient to cover its obligations under these agreements with broker-dealers (no such collateral is required on such agreements with banks). Under the 1940 Act, these agreements are considered borrowings by the Portfolio and are subject to the percentage limitations on borrowings described below. The agreements are subject to the same types of risks as borrowings.

     Borrowing. The Portfolio may borrow up to 10% of its total assets from banks for temporary or emergency purposes, and may increase its borrowings to up to one-third of its total assets (less its liabilities other than borrowings) to meet redemption requests.

     The use of borrowing by the Portfolio involves special risk considerations. Since substantially all of the Portfolio's assets fluctuate in value, whereas the interest obligation resulting from a borrowing remains fixed by the terms of the Portfolio's agreement with its lender, the asset value per share of the Portfolio tends to increase more when its portfolio securities increase in value and to decrease more when its portfolio assets decrease in value than would otherwise be the case if the Portfolio did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

     Lending Portfolio Securities. To increase its income, the Portfolio may lend its portfolio securities to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulatory requirements. The Portfolio has adopted an operating policy that limits the amount of loans to not more than 25% of the value of its total assets. During the time the Portfolio's portfolio securities are on loan, the borrower pays the Portfolio an amount equivalent to any dividends or interest paid on such securities, and the Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or secured a letter of credit. The amounts received by the Portfolio will be reduced by any fees and administrative expenses associated with such loans. In addition, such loans involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially However, such securities lending will be made only when, in PIC's judgment, the income to be earned from the loans justifies the attendant risks. Loans are subject to termination at the option of the Portfolio or the borrower.

     Segregated Accounts. When the Portfolio writes an option on securities or futures, sells a futures contract, enters into a forward foreign currency exchange contract or sells securities short, it will establish a segregated account with its custodian bank, or a securities depository acting for it, to hold assets of the Portfolio in order to insure that the Portfolio will be able to meet its obligations. In the case of a futures contract, liquid securities will be maintained in the segregated account equal in value to the current value of the underlying contract, less the margin deposits. The margin deposits are also held, in cash or U.S. Government securities, in the segregated account. In the case of a call that has been written on securities or futures contracts, the securities or futures contracts covering the option will be maintained in the segregated account and cannot be sold by the Portfolio until released. In the case of a put that has been written on securities or futures contracts or a forward foreign currency contract that has been entered into, liquid securities will be maintained in the segregated account in an amount sufficient to meet the Portfolio's obligations pursuant to the put or forward contract.

     Debt Securities and Ratings. Ratings of debt securities represent the rating agencies' opinions regarding their quality, are not a guarantee of quality and may be reduced after the Portfolio has acquired the security. The Advisor will consider whether the Portfolio should continue to hold the security but is not required to dispose of it. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates.

Investment Restrictions

     The Portfolio has adopted the following restrictions as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority," as defined in the Investment Company Act of 1940 (the "1940 Act"), of the outstanding voting securities of the Portfolio. Under the 1940 Act, the "vote of the holders of a majority of the outstanding voting securities" means the vote of the holders of the lesser of (i) 67% of the Interests of the Portfolio represented at a meeting at which the holders of more than 50% of its outstanding Interests are represented or (ii) more than 50% of the outstanding Interests of the Portfolio. Except with respect to borrowing, changes in values of assets of the Portfolio will not cause a violation of the investment restrictions so long as percentage restrictions are observed by the Portfolio at the time it purchases any security.

     The Portfolio is classified as a "non-diversified" fund. However, the Portfolio intends to qualify as a "regulated investment company" under the Internal Revenue Code, and therefore is subject to diversification limits requiring that, as of the close of each fiscal quarter, (i) no more than 25% of the Portfolio's total assets may be invested in the securities of a single issuer (other than U.S. Government securities and securities of other regulated investment companies), and (ii) at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of issuers each of which represents no more than 5% of the Portfolio's total assets and no more than 10% of the issuer's outstanding voting securities. The Portfolio's investment objective is fundamental.

         The Portfolio may not:

     1. Issue senior securities,  borrow money or pledge its assets, except that
(a) the Portfolio may borrow on an unsecured basis from banks for temporary or emergency purposes or for the clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed); (b) the Portfolio may borrow on an unsecured basis from banks to meet redemption requests, provided that such borrowings will be made only to the extent that the value of the Portfolio's total assets, less its liabilities other than borrowings (including borrowings pursuant to item (a) or otherwise), is equal at all times to at least 300% of all borrowings (including the proposed borrowing); and (c) the Portfolio will not make investments while borrowings in excess of 5% of the value of its total assets are outstanding;

     2. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions;

     3. Act as underwriter (except to the extent the Portfolio may be deemed to be an underwriter in connection with the sale of securities in its investment portfolio);

     4. Invest 25% or more of its total assets, calculated at the time of purchase and taken at market value, in any one industry (other than U.S. Government securities);

     5. Purchase or sell real estate or interests in real estate or real estate limited partnerships (although the Portfolio may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate);

     6. Purchase or sell commodities or commodity futures contracts, except that the Portfolio may purchase and sell stock index futures contracts and options on such futures contracts;

     7. Invest in oil and gas limited partnerships or oil, gas or mineral leases;

     8. Make loans (other than purchases of debt securities consistent with the investment policies of the Portfolio, repurchase agreements and loans of portfolio securities); or

     9. Make investments for the purpose of exercising control or management.

     The Portfolio observes the following restrictions as a matter of operating but not fundamental policy. The Portfolio may not:

     1. Invest more than 10% of its assets in the securities of other investment companies or purchase more than 3% of any other investment company's voting securities or make any other investment in other investment companies except as permitted by federal and state law;

     2. Invest more than 15% of its net assets in securities which are restricted as to disposition or otherwise are illiquid or have no readily available market (except for securities issued under Rule 144A which are determined by the Board of Trustees to be liquid); or

     3. Make loans of portfolio securities in an amount exceeding 25% of its total assets.

Item 13. Management of the Portfolio

     The Portfolio's Board of Trustees decides on matters of general policy and reviews the activities of the Advisor and the Administrator. The Board approves all significant agreements between the Portfolio and persons or companies furnishing services to it, including the agreements with the Advisor, Administrator and Custodian. The Portfolio's officers conduct and supervise the daily business operations of the Portfolio, subject to the general supervision of the Board of Trustees.

     The following table lists the Trustees and officers of the Portfolio, their business addresses and principal occupations during the past five years. Unless otherwise noted, each individual has held the position listed for more than five years.


                              Independent Trustees
----------------------- --------- ---------- -------------------------------- ----------- --------------------
                                   Term of                                    # of
                                    Office                                    Portfolios
                                  and Length                                  in Fund
                       Position(s)   of                                       Complex
                        Held with   Time     Principal Occupation During Past Overseen by Other Directorships
Name, Address and Age   the Trust  Served    Five Years                       Trustee     Held by Trustee
----------------------- --------- ---------- -------------------------------- ----------- --------------------
Jettie M. Edwards                                                                          Director of the
(age 55)                                                                                   PBHG Funds, Inc.;
76 Seaview Drive        Trustee   Since 1993 Consulting principal of Syrus          14     Director of PBHG
Santa Barbara, CA 93108                      Associates (consulting firm).                 Insurance Series
                                                                                           Fund, Inc.;
                                                                                           Trustee
                                                                                           of EQ Advisors
                                                                                           Trust; Trustee, PIC
                                                                                           Funds.
----------------------- --------- ---------- -------------------------------- ----------- --------------------
Richard N. Frank
(age 78)                Trustee   Since 1993 Chief Executive Officer, Lawry's      14     N/A
234 E. Colorado Blvd.                        Restaurants, Inc. (restaurant
Pasadena, CA 91101                           company); formerly, Chairman of
                                             Lawry's Foods, Inc. (restaurants
                                             and food seasoning) (1997 -
                                             2002); Trustee, PIC Funds.
----------------------- --------- ---------- -------------------------------- ----------- --------------------
James Clayburn LaForce  Trustee   Since 1993 Dean Emeritus, John E. Anderson       14     Director of The
(age 73)                                     Graduate School of Management,               BlackRock Funds and
P.O. Box 1585                                University of California, Los                Trustee of The
Pauma Valley, CA 95061                       Angeles (1993 - Present);                    Payden & Rygel
                                             Trustee, PIC Funds.                          Investment Trust and
                                                                                          Trust
                                                                                          of
                                                                                          Investment
                                                                                          Managers
                                                                                          (registered
                                                                                          investment
                                                                                          companies;
                                                                                          Director
                                                                                          of
                                                                                          the
                                                                                          Timken
                                                                                          Co.
                                                                                          (bearings
                                                                                          and
                                                                                          alloy
                                                                                          steel
                                                                                          manufacturing
                                                                                          firm)
                                                                                          and
                                                                                          Jacobs
                                                                                          Engineering
                                                                                          Group
                                                                                          (engineering
                                                                                          firm);
----------------------- --------- ---------- -------------------------------- ----------- --------------------
Angelo R. Mozilo                             Chairman, CEO and President of
(age 63)                Trustee   Since 1993 Countrywide Credit Industries         14              N/A
155 N. Lake Avenue                           (mortgage banking) since 1968.
Pasadena, CA 91101
----------------------- --------- ---------- -------------------------------- ----------- --------------------
Wayne H. Smith          Trustee   Since 1993 Vice President Financial Services     14     Director, Sunlaw
(age 60)                                     Corporation (pressure sensitive              Energy Company (an
150 N. Orange                                material and office products                 independent
Grove Blvd.                                  manufacturer) (June 2001 to                  electrical power
Pasadena, CA 91103                           Present); Vice President and                 company, Vernon,
                                             Treasurer of Avery Dennison                  California (2/1/2002
                                             Corporation (pressure sensitive              to Present).
                                             material and office products
                                             manufacturer) (1979 - June
                                             2001); Trustee, PIC Funds
----------------------- --------- ---------- -------------------------------- ----------- --------------------


                         Interested Trustees & Officers

----------------------- --------- ---------- ---------------------------------------- ---------- -------------
                                                                                      # of
                                                                                      Portfolios
Name, Address and Age  Position(s) Term of                                            in Fund
                                   Office                                             Complex    Other
                                  and Length Principal Occupation                     Overseen   Directorships
                        Held with    of       During Past Five                         by        Held by
                        the Trust Time Served      Years                              Trustee    Trustee
----------------------- --------- ---------- ---------------------------------------- ---------- -------------
Thomas J. Condon
 (age 61)               Trustee   Since 1993 Managing Director of the Advisor;            14        N/A
300 North Lake Avenue                        Trustee, PIC Funds.

Pasadena, CA 91101
----------------------- --------- ---------- ---------------------------------------- ---------- -------------
Aaron W.L. Eubanks, Sr.
(age 37)                Vice      Since 1999 Chief Operating Officer of the Advisor       14        N/A
300 North Lake Avenue   President            since August 1999; formerly, Director
                        and                  of Operations of the Advisor.
Pasadena CA 91101       Secretary
----------------------- --------- ---------- ---------------------------------------- ---------- -------------
Thomas M. Mitchell
(age 56)                Trustee   Since 2000 Managing Director of the Advisor since       14        N/A
300 North Lake Avenue   and                  May 1995; Executive Vice President of
                        President            the Advisor from May 1983 to May 1999;
Pasadena, CA 91101                           Trustee, PIC Investment Trust, PIC
                                             Technology Portfolio, PIC Balanced
                                             Portfolio, PIC Mid Cap Portfolio and
                                             PIC Small Cap Portfolio (the "PIC
                                             Funds").
----------------------- --------- ---------- ---------------------------------------- ---------- -------------
William T. Warnick
(age 31)                Vice      Since 1999 Chief Financial Officer of the Advisor       14        N/A
300 North Lake Avenue   President            since August 1999; formerly Controller
                        and                  of the Advisor.
Pasadena, CA 91101      Treasurer
----------------------- --------- ---------- ---------------------------------------- ---------- -------------


Board Committees
         The Board has three standing committees as described below :
--------------------------------------------------------------------------------
Audit Committee
--------------------------------------------------------------------------------
Members                 Description                      Meetings
-------                 -----------                      --------
Jettie M. Edwards       Responsible for advising the     At least once annually.
Richard N. Frank        full Board with respect to
James Clayburn LaForce  accounting, auditing and
Angelo R. Mozilo        financial matters affecting
Wayne H. Smith          the Trust.




--------------------------------------------------------------------------------
Nominating Committee
--------------------------------------------------------------------------------
Members                 Description                      Meetings
-------                 -----------                      --------
Jettie M. Edwards       Responsible for seeking and      As necessary.
Richard N. Frank        reviewing candidates for
James Clayburn LaForce  consideration as nominees for
Angelo R. Mozilo        Trustees as is considered
Wayne H. Smith          necessary from time to time


Board Interest in the Portfolios
     None of the Board members individually own shares of any of the Portfolios. Various Board members own shares of certain Funds that are feeder funds into the Portfolios.

Trustee Interest in Advisor, Distributor or Affiliates
     Neither the Trustees who are "not interested" persons of the Portfolios, as that term is defined in the 1940 Act, nor members of their immediately families, own securities beneficially or of record in the Investment Adviser, the Distributor or any affiliate of the Advisor of Distributor as shown by the chart below. Accordingly, neither the Trustees who are "not interested" persons of the Fund, as that term is defined in the 1940 Act, nor members of their immediately family, have direct or indirect interest, the value of which exceeds $60,000, in the Advisor, the Distributor or any of their affiliates.

Trustee Interest in Any Material Transactions with Investment Adviser, Distributor or Affiliates
     During the two most recently completed calendar years (i.e., since January 1, 200), neither the Trustees who are "not interested" persons of the Fund, as that term is defined in the 1940 Act, nor members of their immediately family, have conducted any transactions (or series of transactions) in which the amount involved exceeds $60,0000 and to which the Advisor, the Distributor or any affiliate of the Investment Advisor of Distributor were a party.

Compensation

     The Portfolio will compensate each independent Trustee an annual retainer of $10,000 plus $500 for each meeting attended. The Trustees are also reimbursed for any expenses incurred in attending meetings.

---------------------- ------------------ ---------------------- ---------------
                                                                      Total
                                                                  Compensation
                                                                      From
                        Cash Compensation  Deferred Compensation Portfolio and
Name of Trustee          From Portfolio     From Portfolio       Fund Complex*
---------------------- ------------------ ---------------------- ---------------
Jettie M. Edwards            $1200                  $-0-             $24000
---------------------- ------------------ ---------------------- ---------------
Wayne H. Smith               $1200                  $-0-             $24000
---------------------- ------------------ ---------------------- ---------------
James Clayburn LaForce       $-0-                $1,200              $24000
---------------------- ------------------ ---------------------- ---------------
Richard N. Frank             $-0-                $1,150              $23000
---------------------- ------------------ ---------------------- ---------------
Angelo R. Mozilo             $-0-                $1,200              $24000

The "Fund Complex" consists of the Portfolio,  the PIC Balanced  Portfolio,  the
PIC  Growth  Portfolio,  the PIC  Mid Cap  Portfolio,  and  the  PIC  Small  Cap
Portfolio.

Item 14. Control Persons and Principal Holders of Securities

          At January 31, 2002, the Portfolio had no shareholders.

Item 15. Investment Advisory and Other Services

     Subject to the supervision of the Board of Trustees of the Portfolio, investment management and services are provided to the Portfolio by the Advisor, pursuant to an Investment Advisory Agreement (the "Advisory Agreement").

     The Board of the Portfolio and the Advisor have adopted Codes of Ethics under Rule 17j-1 of the 1940 Act. These Codes permit, subject to certain conditions, personnel of the Advisor to invest in securities that may be purchased or held by the Portfolio.

     Under the Advisory Agreement, the Advisor provides a continuous investment program for the Portfolio and makes decisions and places orders to buy, sell or hold particular securities. In conjunction with U.S. Bancorp Fund Services, L.L.C. (the "Administrator"), the Advisor also supervises all matters relating to the operation of the Portfolio and obtains for it officers, clerical staff, office space, equipment and services. As compensation for its services, the Advisor receives a monthly fee at an annual rate of 0.80 of 1% of the Portfolio's average net assets. In addition to the fees payable to the Advisor and the Administrator, the Portfolio is responsible for its operating expenses, including: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of Trustees other than those affiliated with the Advisor or the Administrator; (v) legal and audit expenses; (vi) fees and expenses of the custodian and transfer agent; (vii) fees and expenses for registration or qualification of the Portfolio and its Interests under federal or state securities laws; (viii) expenses of preparing, printing and mailing reports and notices and proxy material to Holders; (ix) other expenses incidental to holding any meetings of Holders; (x) dues or assessments of or contributions to the Investment Company Institute or any successor; (xi) such non-recurring expenses as may arise, including litigation affecting the Portfolio and the legal obligations with respect to which the Portfolio may have to indemnify its officers and Trustees; and (xii) amortization of organization costs.

     Under the Advisory Agreement, the Advisor will not be liable to the Portfolio for any error of judgment by the Advisor or any loss sustained by the Portfolio except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     The Advisory Agreement will remain in effect for two years from its execution. Thereafter, if not terminated, the Advisory Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a majority vote of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

     The Advisory Agreement is terminable by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the Portfolio at any time without penalty, on 60 days written notice to the Advisor. The Advisory Agreement also may be terminated by the Advisor on 60 days written notice to the Portfolio. The Advisory Agreement terminates automatically upon its assignment (as defined in the 1940 Act).

     The total advisory fee for the fiscal year ended October 31, 2001 was $36,925, all of which was voluntarily waived by the Advisor. During the same period, the Advisor reimbursed the Portfolio an additional $66,484 in expenses. The total advisory fee for the period September 29, 2000 (commencement of operations) through October 31, 2000 was $4,841, of which $4,062 was voluntarily waived by the Advisor.

The Administrator

     On July 3, 2001, Investment Company Administration, LLC ("ICA") was acquired by U.S. Bancorp and its affiliates. On December 31, 2001, ICA changed its name to U.S. Bancorp Fund Services, LLC.

     Pursuant to an Administration Agreement, U.S. Bancorp Fund Services, LLC (the "Administrator") supervises the overall administration of the Portfolio, including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations, arranging for the maintenance of books and records of the Portfolio, and supervision of other organizations that provides services to the Portfolio. Certain officers of the Portfolio are also provided by the Administrator. The Portfolio is responsible for paying legal and auditing fees, the fees and expenses of its custodian, accounting services and transfer agents, trustees' fees and registration fees, as well as its other operating expenses. For the services it provides, the Administrator receives a fee from the Portfolio at an annual rate of 0.10% of the average daily net assets of the Portfolio. The fee is accrued daily and paid monthly.

     For the fiscal year ended October 31, 2001 and for the period September 29, 2000 (commencement of operation) through October 31, 2000, the Portfolio paid $31,008 and $605, respectively, in administration fees.

Custodian and Auditors

     The Portfolio's custodian, Provident National Bank, 200 Stevens Drive, Lester, PA 19113 is responsible for holding the Portfolio's assets. The Portfolio's independent accountants, PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, NY 10036, assist in the preparation of certain reports to the Securities and Exchange Commission and prepares its tax returns.

Item 16.  Brokerage Allocation and Other Practices

     The Advisory Agreement states that in connection with its duties to arrange for the purchase and the sale of securities held by the Portfolio by placing purchase and sale orders for the Portfolio, the Advisor shall select such broker-dealers ("brokers") as shall, in its judgment, achieve the policy of "best execution, "i.e., prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized in the Advisory Agreement to consider the reliability, integrity and financial condition of the broker. The Advisor also is authorized by the Advisory
Agreement to consider whether the broker provides research or statistical information to the Portfolio and/or other accounts of the Advisor. The Advisor may select brokers who sell shares of the Portfolio.

     The Advisory Agreement states that the commissions paid to brokers may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities as to the accounts as to which it exercises investment discretion and that the Advisor shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. The Advisory Agreement provides that to demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid (i) were for purposes contemplated by the Advisory Agreement;
(ii) were for products or services which provide lawful and appropriate assistance to its decision-making process; and (iii) were within a reasonable range as compared to the rates charged by brokers to other institutional investors as such rates may become known from available information.

     The research services discussed above may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information assisting the Portfolio in the valuation of its investments. The research which the Advisor receives for the Portfolio's brokerage commissions, whether or not useful to the Portfolio, may be useful to it in managing the accounts of its other advisory clients. Similarly, the research received for the commissions may be useful to the Portfolio.

     The debt securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission although the price of the security usually includes a profit to the dealer. Money market instruments usually trade on a "net" basis as well. On occasion, certain money market instruments may be purchased by the Portfolio directly from an issuer in which case no commissions or discounts are paid. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

     The Advisor adopted Best Execution Policy procedures in August 2001. The procedures provide compliance guidance for the Advisor when determining the reasonableness of commissions, qualified brokers and "step out" transactions. The procedures also outline the Advisor's soft dollar procedures.

     For the fiscal year ended October 31, 2001, the Portfolio paid $11,133 in brokerage commissions. Of this amount, $201 was paid to brokers who furnished research services. During the period September 29, 2000 through October 31, 2000, the Portfolio paid $1,013 in brokerage commissions.

     Portfolio Turnover. Although the Portfolio generally will not invest for short-term trading purposes, portfolio securities may be sold without regard to the length of time they have been held when, in the opinion of the Advisor, investment considerations warrant such action. Portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of portfolio securities for the fiscal year by (2) the monthly average of the value of portfolio securities owned during the fiscal year. A 100% turnover rate would occur if all the securities in the Portfolio's portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year. A high rate of portfolio turnover (100% or more) generally leads to higher transaction costs and may result in a greater number of taxable transactions. For the fiscal year ended October 31, 2001 and for the period September 29, 2000 (commencement of operations) through October 31, 2000, the Portfolio's portfolio turnover rate was 184.96% and 8.02%, respectively.

Item 17.  Capital Stock and Other Securities

     Holders of Interests in the Portfolio are entitled to vote in proportion to their Interests and may vote in the election of Trustees and on other matters submitted to meetings of Holders. It is not contemplated that meetings of Holders will be held except when required by the 1940 Act.

     The Declaration of Trust provides that the Holders have the right, upon the declaration in writing or vote of the Holders of a majority of Interests, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the Holders of ten per cent of its Interests. In addition, ten Holders each holding the lesser of $25,000 worth or one per cent of the Interests may advise the Trustees in writing that they wish to communicate with other Holders for the purpose of requesting a meeting to remove a Trustee. The Trustees will then, if requested by the applicants, mail at the applicants' expense the applicants' communication to all other Holders.

     Holders of Interests have no preemptive or other right to subscribe for additional securities. Interests are non-transferable. Holders may be liable for obligations of the Portfolio. However, the Portfolio's Declaration of Trust requires the Portfolio to indemnify each Holder harmless from and against any liability to which the Holder is subject by reason of its being or having been a Holder to the extent that such claim or liability is disproportionate to its relative interest in the Portfolio. Thus, but the risk of a Holder incurring financial loss on account of such liability is limited to circumstances in which the Portfolio was unable to meet its obligations.

     The book capital account balances of Holders are determined at such time or times, at such frequency and pursuant to such method as the Trustees may from time to time determine. The power and duty to make such calculations may be delegated by the Trustees to such person as the Trustees may determine. It is expected that such calculations will be made on such days as necessary to comply with Rule 22c-1 under the 1940 Act.

     The Trustees will, in compliance with applicable provisions of the Internal Revenue Code (the "Code") or regulations thereunder, determine the manner of (a) the daily allocation of income or loss to each Holder, (b) the payment of distributions to Holders and (c) upon liquidation of the Portfolio, the final distribution of items of taxable income and expense. Any such agreement may be amended from time to time to comply with the Code or regulations thereunder. The Trustees may retain from net profits such amount as they may deem necessary to pay the debts or expenses of the Portfolio or to meet obligations of the Portfolio, or as they may deem desirable to use in the conduct of the affairs of the Portfolio or to retain for future requirements or extension of the business of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Shares

     The net asset value of the Portfolio's Interests will fluctuate and is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (currently 4:00 p.m. Eastern time) each business day. The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the NYSE may close on days not included in that announcement.

     Equity securities listed on a national securities exchange or traded on the NASDAQ system are valued on their last sale price. Other equity securities and debt securities for which market quotations are readily available are valued at the mean between their bid and asked price, except that debt securities maturing within 60 days are valued on an amortized cost basis. Securities for which market quotations are not readily available are valued at fair value pursuant to policies adopted by the Board of Trustees. According to these policies, a valuation committee in making its fair value determination will consider factors such as available indicates of bids and asked from broker dealers and market makers, the last price of the security prior to the trading halt and recent price history of the security.

Item 19.  Taxation of the Portfolio

     The Portfolio may be required to withhold for U.S. federal income taxes 30% of all taxable distributions payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate investors and certain other investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal tax liability.

     The Portfolio may also be subject to state or local taxes in certain other states where it is deemed to be doing business. Further, in those states which have income tax laws, the tax treatment of the Portfolio and of investors with respect to distributions by the investors may differ from federal tax treatment. Distributions to investors may be subject to additional state and local taxes. Investors should consult their own tax advisers regarding specific questions as to federal, state or local taxes.

Special Tax Considerations

     Dividends and interest received by the Portfolio may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Fund shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to provisions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments held by the Portfolio. If more than 50% in value of the Portfolio's total assets at the close of its taxable year consists of securities of foreign corporation, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate share of such withholding taxes in the U.S. income tax returns as gross income, treat such proportionate share as taxes paid by them, and deduct such proportionate share in computing their taxable income or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by non-corporate shareholders who do not itemize deductions. A shareholder that is a non-resident alien individual or foreign corporation, may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes.

     Many of the futures and forward contracts used by the Portfolio are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally treated as 60% long-term and 40% short- term capital gains or losses ("60/40") although gains and losses from hedging transactions, certain mixed straddles and certain foreign currency transactions from such contracts may be treated as ordinary in character. Section 1256 contracts held by the Portfolio at the end of its fiscal year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized, and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, depending on the circumstances.

     Generally, the transactions in futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains or losses realized by the Portfolio. In addition, losses realized on positions that are part of a straddle may be deferred under the rules, rather than being taken into account in the fiscal year in which the losses were realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in futures and forward contracts are not entirely clear. These transactions may increase the amount of short-term capital gain realized by the Portfolio and taxed as ordinary income when distributed to shareholders of the Fund. The Portfolio may make certain elections available under the Code which are applicable to straddles. If the Portfolio makes such elections, recognition of gains or losses from certain straddle positions may be accelerated.

     The tests which the Fund must meet to qualify as a RIC, described above, may limit the extent to which the Portfolio will be able to engage in transactions in futures contracts or forward contracts.

     Under the Code, fluctuations in exchange rates which occur between the dates various transactions are entered into or accrued and subsequently settled may cause gains or losses, referred to as "section 988" gains or losses. Section 988 gains or losses may increase or decrease the amount of income taxable as ordinary income distributed to shareholders.

Item 20. Underwriters

         Not applicable.

Item 21. Calculation of Performance Data

         Not applicable.

Item 22. Financial Statements

         Not applicable.


                                    APPENDIX
                             DESCRIPTION OF RATINGS

Moody's Investors Service, Inc. -Corporate Bond Ratings

     Aaa--Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa---Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     Moody's applies numerical modifiers "1", "2" and "3" to both the Aaa and Aa rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Standard & Poor's Ratings Group - Corporate Bond Ratings

     AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

     AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

     A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Commercial Paper Ratings

     Moody's commercial paper ratings are assessments of the issuer's ability to repay punctually promissory obligations. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Prime 1--highest quality; Prime 2--higher quality; Prime 3--high quality.

     A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest.

     Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers "1", "2" and "3" to indicate the relative degree of safety. The designation A-1 indicates that the degree of safety regarding timely payment is either overwhelming or very strong. A "+" designation is applied to those issues rated "A-1" which possess extremely strong safety characteristics. Capacity for timely payment on issues with the designation "A-2" is strong. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying the designation "A-3" have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effect of changes in circumstances than obligations carrying the higher designations.


                                     PART C

                                OTHER INFORMATION

Item 23.  Exhibits

(a)  Declaration of Trust (1)
(b)  Not applicable
(c)  Not applicable
(d)  Form of Management Agreement (1)
(e)  Not applicable
(f)  Not applicable
(g)  Custodian Agreement (2)
(h)  Form of Administration Agreement (1)
(i)  Not applicable
(j)  Consent of Auditors
(k)  Not applicable
(l)  Not applicable
(m)  Not applicable
(n)  Not applicable
(o)  Not applicable
(p)  (a) Code of Ethics-Provident Investment Counsel (1)
     (b) Form of Code of Ethics-PIC Technology Portfolio (1)

(1) Previously filed with the Registration Statement on Form N-1A (File No. 811-10149) on August 26, 2000 and incorporated herein by reference.
(2)  To be filed by amendment.

Item 24. Persons Controlled by or Under Common Control With Registrant.

     None.

Item 25. Indemnification

Article V of Registrant's Declaration of Trust, states as follows:

     1. Definitions. As used in this Article, the following terms shall have the meanings set forth below:

(a) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

(b) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

(c) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

(d)  the term  "covered  expenses"  shall mean  expenses  (including  attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

(e) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

     2. No Personal Liability of Trustees and Others. No indemnitee shall be subject to any personal liability to any Person other than the Trust or its Holders in connection with the property or affairs of the Trust, unless arising from his bad faith, wilful misfeasance, gross negligence or reckless disregard of his duty to such Person, and all such Persons shall look solely to the property of the Trust for satisfaction of claims of any nature against an indemnitee arising in connection with the affairs of the Trust.

     3. Indemnification. The Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, to the maximum extent permitted by law. However, the Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

     4. Advance of Expenses. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding. Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

     5. Liability of Holders. Each Holder shall be jointly and severally liable (with rights of contribution inter sese in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligation; provided, however, that to the extent assets are available in the Trust the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than its Interest, and shall reimburse such Holder for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. The rights accruing to a Holder under this section shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

     6. Reliance on Experts. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     7. No Duty of Investigation. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Item 26. Business and Other Connections of Investment Adviser.

     Provident Investment Counsel, Inc. is the investment advisor of the Registrant. For information as to the business, profession, vocation or employment of a substantial nature of Provident Investment Counsel, Inc., reference is made to the Form ADV filed under the Investment Advisers Act of 1940 by Provident Investment Counsel, Inc.

Item 27. Principal Underwriters.

         Not applicable.

Item 28. Location of Accounts and Records.

     The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant and Registrant's custodian, as follows: the documents required to be maintained by paragraphs (4), (5), (6), (7), (10) and (11) of Rule 31a-1(b) will be maintained by the Registrant's Administrator, and all other records will be maintained by the Custodian.

Item 29. Management Services.

         Not applicable.

Item 30. Undertakings.

         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pasadena and State of California on the 28th day of February, 2001.



                           PIC TECHNOLOGY PORTFOLIO

                           By /s/Robert H. Wadsworth
                           -------------------------
                                 Robert H. Wadsworth
                                 Assistant Secretary